EXHIBIT 10(c)

K2 INC.

GUARANTY AND SECURITY AGREEMENTS CONFIRMATION

CONFIRMATION, dated as of February 21, 2006 (this “Confirmation”), with respect to the Guaranty Agreements (as defined in the Amended and Restated Credit Agreement (defined below)) and the Security Agreements (as defined in the Amended and Credit Agreement (defined below); the Guaranty Agreements and the Security Agreements, collectively, the “Credit Support Documents”).

WHEREAS, certain of the parties hereto have heretofore entered into an Amended and Restated Credit Agreement dated as of July 1, 2004 (the “2004 Credit Agreement”), among the Borrowers, the lending institutions from time to time parties thereto and JPMorgan Chase Bank, N.A., as contractual representative for such lending institutions (the “Administrative Agent”), as amended by the First Amendment to the Amended and Restated Credit Agreement, dated as of September 30, 2004 (the “First Amendment”), the Second Amendment to the Amended and Restated Credit Agreement, dated as of March 18, 2005 (the “Second Amendment”), the Third Amendment to the Amended and Restated Credit Agreement, dated as of May 25, 2005 (the “Third Amendment”) and the Fourth Amendment to the Amended and Restated Credit Agreement, dated as of July 25, 2005 (the “Fourth Amendment”) (the 2004 Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth amendment, the “Existing Credit Agreement”);

WHEREAS, concurrently with the execution of this Confirmation, the Existing Credit Agreement will be amended and restated as of the date hereof (the Existing Credit Agreement, as so amended and restated, the “Amended and Restated Credit Agreement”; unless otherwise defined herein, capitalized terms defined therein and used herein being so used as so defined);

WHEREAS, each party to a Guaranty Agreement has guaranteed, and has agreed to reaffirm its guarantee of, the obligations guaranteed therein;

WHEREAS, each party to a Security Agreement has granted to the Agent, for the ratable benefit of the Lenders, a first priority security interest in the collateral referred to therein, as collateral security for the Obligations; and

WHEREAS, each party hereto (each, a “Confirming Party”) wishes to confirm that all of its liabilities and obligations, and Liens and security interests created, as applicable, under the Credit Support Documents to which it is a party will remain in full force and effect after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Amended and Restated Credit Agreement and to induce the Lenders to make or maintain their extensions of credit thereunder, each Confirming Party hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1.	Each Confirming Party hereby consents to the execution and delivery of, and the amendment and restatement of the Existing Credit Agreement pursuant to, the Amended and Restated Credit Agreement. Each Confirming Party hereby agrees that each reference to the “Credit Agreement” in the Credit Support Documents shall be deemed to be a reference to the Amended and Restated Credit Agreement and that each reference to the “Agent” shall be deemed to be a reference to the Collateral Agent and/or the Administrative Agent, as applicable.

2.	Each Confirming Party hereby agrees that:

a.	all of its obligations and liabilities under the Credit Support Documents to which it is a party remain in full force and effect on a continuous basis after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement; and

b.	all of the Liens and security interests created and arising under the Security Agreements remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as existed prior to the effectiveness of the Amended and Restated Credit Agreement, after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement, as collateral security for the Obligations.

3.	Each Confirming Party hereby represents and warrants that each of the representations and warranties contained in the Credit Support Documents, is true and correct in all material respects on and as the date hereof (after giving effect to this Confirmation and each of the addenda to the schedules attached to the joinder documents delivered from time to time since July 1, 2004) as if made on and as of such date; provided that references in the representations and warranties contained in the Credit Support Documents to the “the date hereof” shall be deemed to refer to the date of this Confirmation.

4.	Each Confirming Party agrees that it shall take any action reasonably requested by the Administrative Agent or the Collateral Agent in order to confirm or effect the intent of this Confirmation.

5.	This Confirmation shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

6.	This Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

2

IN WITNESS WHEREOF, the undersigned have caused this CONFIRMATION to be executed and delivered by their respective duly authorized officer as of the day and year first above written.

K2 INC.

By:	/s/ Dudley W. Mendenhall
Dudley W. Mendenhall
Senior Vice President and Chief Financial Officer

BRASS EAGLE, LLC
EX OFFICIO LLC
K2 EYEWEAR, LLC
WGP, LLC
HILTON CORPORATE CASUALS, LLC
SHAKESPEARE COMPANY, LLC
SHAKESPEARE CONDUCTIVE FIBERS, LLC
EARTH PRODUCTS, INC.
K2 BIKE, INC.
K-2 CORPORATION
K-2 INTERNATIONAL, INC.
K2 LICENSED PRODUCTS, INC.
K2 MERCHANDISING, INC.
K2 SNOWSHOES, INC.
KATIN, INC.
MORROW SNOWBOARDS, INC.
RAWLINGS SPORTING GOODS COMPANY
RIDE, INC.
RIDE SNOWBOARD COMPANY
SHAKESPEARE INDUSTRIES, INC.
SITCA CORPORATION
SMCA, INC.
STEARNS INC.
JT PROTECTIVE GEAR LLC
JT USA LLC
SATV, LLC
SHAKESPEARE ALL STAR ACQUISITION LLC
K2 CORPORATION OF CANADA
RAWLINGS CANADA INCORPORATED
SHAKESPEARE COMPANY (UK) LIMITED
SHAKESPEARE INTERNATIONAL LIMITED
SHAKESPEARE MONOFILAMENT UK LIMITED
SOSPENDERS, LLC
MARKER VOLKL USA INC.
SPORTS RECREATION COMPANY LTD.
EX OFFICIO INTERNET COMPANY, LLC
MARMOT MOUNTAIN LLC
MIKEN SPORTS, LLC
K-2 INTERNET COMPANY, LLC

By:	/s/ Dudley W. Mendenhall
Dudley W. Mendenhall Authorized Signatory

Accepted and acknowledged as of
the date first above written:
JPMORGAN CHASE BANK, N.A., as Administrative
Agent and Collateral Agent

By:	/s/ Kevin D. Padgett
Name:	Kevin D. Padgett
Title:	Vice President